File No. 70-7888

(Request to Re-authorize Money Pool)

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 21

FORM U-1

APPLICATION / DECLARATION

UNDER

THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Allegheny Energy, Inc.
10435 Downsville Pike
Hagerstown, MD 21740

Allegheny Energy Service Corp.
800 Cabin Hill Drive
Greensburg, PA 15601

Allegheny Generating Company
10435 Downsville Pike
Hagerstown, MD 21740

Monongahela Power Company
1310 Fairmont Avenue
Fairmont, WV 26554

The Potomac Edison Company
10435 Downsville Pike
Hagerstown, MD 21740

West Penn Power Company
800 Cabin Hill Drive
Greensburg, PA 15601

Allegheny Energy Supply, LLC.
10435 Downsville Pike
Hagerstown, MD 21740

(Name of company or companies filing this statement and addresses of principal executive offices)
Allegheny Energy, Inc.

(Name of top registered holding company parent of each applicant or declarant)

The Commission is requested to send copies of all notices, orders and communications in connection with this Application / Declaration to:

Thomas K. Henderson, Esq. Vice President and General Counsel Allegheny Energy, Inc. 10435 Downsville Pike Hagerstown, MD 21740	Anthony Wilson, Esq. Senior Counsel Allegheny Energy Service Corporation 10435 Downsville Pike Hagerstown, MD 21740	Carol G. Russ, Esq. Senior Counsel Allegheny Energy Service Corporation 800 Cabin Hill Drive Greensburg, PA 15601

1.         Applicants hereby amend the application by adding:

                      "Allegheny Energy Supply Company, LLC" as an Applicant.

2.         Applicants hereby amend the application by adding the following description:

"Allegheny Generating Company ("AGC"), a jointly owned public utility subsidiary of Allegheny Energy Supply Company and Monongahela, located in Hagerstown, Maryland"
SIGNATURE

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the
undersigned Applicants have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

Allegheny Energy Service Corporation
Allegheny Energy, Inc.
Allegheny Generating Company
The Potomac Edison Company
Monongahela Power Company
West Penn Power Company
Allegheny Energy Supply Company, LLC

By /s/ THOMAS K. HENDERSON

     Thomas K. Henderson

Dated November 13, 2001